Exhibit 10.2

Veracyte, Inc. Amended and Restated

Employee Stock Purchase Plan (“ESPP”)

Enrollment/Change Form

Section 1: Desired Action (Check Only One)

To accomplish the Desired Action selected in Section 1 below, please also complete the sections of this form identified immediately to the right of that Desired Action. In all cases you must also sign and date Section 12 of this form.

☐	Enroll in the ESPP effective as of beginning of next Offering Period	Complete sections 2, 3 and 4
☐	Change contribution percentage effective as of beginning of next Offering Period	Complete sections 2 and 4
☐

Decrease contributions during Purchase Period; effective as of seven business days after receipt by the Company.

Note: If you decrease your percentage to 0%, any previously accumulated contributions will be used to purchase shares on the next Purchase Date pursuant to Section 5(c) of the ESPP and you will then be withdrawn from the ESPP for the subsequent Offering Period.

Complete Sections 2 and 5
☐	Withdraw from ESPP and refund contributions; effective as of seven business days after receipt by the Company	Complete Sections 2 and 6
Section 2: Personal Data

Name:  ______________________________________

Title:  _______________________________________

Department:   _________________________________

Home Address:    ______________________________
____________________________________________

Social Security Number:

☐☐☐-☐☐-☐☐☐☐

Section 3: Enroll

I hereby elect to participate in the ESPP, effective for the next Offering Period that begins following the Company’s receipt of this form. I elect to purchase shares of common stock (“Shares”) of Veracyte, Inc. (the “Company”), subject to the terms and conditions of the ESPP and this “Enrollment/Change Form.” I understand that Shares purchased on my behalf will be held in street name and deposited directly into a brokerage account at E*Trade or other brokerage account at the Company’s captive broker. I hereby agree to sign all required forms to establish and maintain this account. I understand that if for any reason I am unable to establish such account, I will be deemed not to have enrolled in the ESPP.

I understand that I will be automatically enrolled in a new Offering Period each time my current Offering Period ends as long as I remain eligible under the ESPP, unless I timely withdraw from the ESPP through the Plan’s online portal or by filing a new Enrollment/Change Form with the Company.

I understand that I will be restricted from transferring Shares from the E*Trade or other designated account to another brokerage account. I further understand that I have an obligation to notify the Company of any disposition of any Shares purchased under the ESPP.

Section 4: Elect Contribution Percentage (Change effective next Offering Period)

I hereby authorize the Company to withhold (insert number) _____% of my compensation (as defined in the ESPP) from each of my paychecks, subject to an annual statutory cap as described in the ESPP as long as I continue to participate in the ESPP. That amount will be applied to the purchase of Shares pursuant to the ESPP, subject to any limits that the Company sets for the Offering Period. The percentage must be a multiple of 1%, up to a maximum of 15%.

Section 5: Decrease Contribution Percentage (Change effective after seven business days)

I hereby authorize the Company to reduce my contribution percentage from ___% to ___% and withhold such percentage of my compensation (as defined in the ESPP) from each of my paychecks, as long as I continue to participate in the ESPP. That amount will be applied to the purchase of Shares pursuant to the ESPP, subject to any limits that the Company sets for the Offering Period.

NOTE: If you decrease your percentage to 0%, any previously accumulated contributions will be used to purchase shares on the next purchase date and you will then be withdrawn from the ESPP. If you want to withdraw from the ESPP and have previously accumulated contributions refunded, please complete Section 6 below.

Note:     The new contribution percentage will become effective as of seven business days following the Company’s receipt of this Enrollment/Change Form, which means it may not take effect in your current payroll period. You can only submit one request to decrease (but not discontinue) contributions per each 6-month purchase period. You can discontinue contributions at any time. You cannot use this form to increase your contribution percentage during an Offering Period. All requests for contribution increases must be made through Section 4 above.

Section 6: Withdraw Check here: ☐

I hereby elect to stop my contributions under the ESPP, effective as soon as reasonably practicable after the Company receives this form, and withdraw from the ESPP. The unused contributions that I have made to date during the current Offering Period should be refunded to me in cash, without interest.

I understand that I cannot resume participation until I re-enroll in the ESPP by filing a new Enrollment/Change Form with the Company and such re-enrollment will be effective only at the start of the next Offering Period.

Note:         Your withdrawal request will not become effective until seven business days following the Company’s receipt of this Enrollment/Change Form, which means it may not take effect until after the current Offering Period.

Section 7: Responsibility for Taxes

Regardless of any action the Company or my employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related items related to my participation in the ESPP and legally applicable to me (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. I further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the purchase of Shares under the ESPP, including but not limited to, the issuance of Shares, the sale of Shares or the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of my ESPP participation to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction between the Offering Date and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the purchase of Shares under the ESPP, I will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or more of the following: (i) withholding from my wages or other cash compensation paid to me by the Company and/or the Employer; (ii) withholding from proceeds of the sale of Shares acquired upon purchase either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization and without further consent); or (iii) any other arrangement approved by the Compensation Committee and permitted under applicable law.

Finally, I shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the ESPP that cannot be satisfied by the means previously described. The Company may refuse to purchase or deliver the Shares or the proceeds of the sale of Shares, if I fail to comply with my obligations in connection with the Tax-Related Items.

Section 8: No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP, or my acquisition or sale of the underlying Shares. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.

Section 9: Severability

The provisions of this Enrollment/Change Form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 10: Termination, modification and Imposition of Other Requirements

The Company reserves the right, at its option, to terminate, suspend or modify the terms of the ESPP at any time, to the extent permitted by the ESPP. In addition, the Company reserves the right to impose other requirements on my participation in the ESPP, and on the right to purchase Shares, to the extent it determines necessary or advisable for legal or administrative reasons. I agree to be bound by such modifications regardless of whether notice is given to me of such event, subject, in any case, to my right to withdrawal from participation in the ESPP. I further agree to sign any additional agreements or undertaking as may be necessary in connection with the imposition of any new requirements to participate in the ESPP.

Section 11: Governing Law

The interpretation, performance and enforcement of this Enrollment/Change Form shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the purchase of any Shares or the Enrollment/Change Form, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of California, or the federal courts of the United States for the Northern District of California, and no other courts, where the purchase of Shares is made and/or to be performed.

Section 12: Acknowledgement And Signature

I acknowledge that I have received a copy of the ESPP, and the Summary and Prospectus summarizing the major features of the ESPP. I have read the ESPP, the Summary and Prospectus and this Enrollment/Change Form, and hereby agree to be bound by the terms of the ESPP, and this Enrollment/Change Form.

I agree that the Company may deliver by e-mail all documents relating to the ESPP and my participation in it (including without limitation, prospectuses required by the U.S. Securities and Exchange Commission), and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). I agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify me by e-mail. I understand that it is my responsibility to provide the Company with a current email address.

Signature:     _____________________________________

Print Name:  _____________________________________

Date:             _____________________________________